Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jay Putnam Investor Relations (770) 206-6200

COMPUCREDIT REPORTS SECOND QUARTER RESULTS

ATLANTA, GA, August 3, 2004 – CompuCredit (NASDAQ: CCRT) reported second quarter 2004 net income attributable to common shareholders of $13.8 million, or $0.28 per diluted share, as compared to its second quarter 2003 net income attributable to common shareholders of $20.7 million, or $0.42 per diluted share.

Reflecting continued improvements in the credit quality of CompuCredit’s managed receivables, the net interest margin was 20.2 percent in the second quarter of 2004, as compared to 18.4 percent for the second quarter of 2003.  The adjusted charge-off rate was 8.8 percent in the second quarter of 2004, as compared to 11.0 percent for the second quarter of 2003.  Also, at June 30, 2004, the 60-plus day delinquency rate was 9.6 percent, as compared to 10.5 percent at June 30, 2003.

Various references within this press release and the accompanying financial information are to the Company’s managed receivables, which include the Company’s non-securitized receivables, as well as the receivables underlying the Company’s off balance sheet securitization facilities. Performance metrics and data based on these aggregate managed receivables are key to any evaluation of the Company’s performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the aggregate of the portfolios of receivables reflected on the Company’s balance sheet and underlying the Company’s securitization facilities. In allocating the Company’s resources and managing the Company’s business, management relies heavily upon financial data and results prepared on a so-called “managed basis.” It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry. Moreover, the Company’s management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company’s managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company’s retained interests in its securitization facilities.

Managed receivables data assumes that none of the credit card receivables underlying the Company’s off balance sheet securitization facilities were ever transferred to securitization facilities and presents the net credit losses and delinquent balances on the receivables as if the Company had still owned the receivables. Reconciliation of the managed receivables data to the Company’s GAAP financial statements requires recognition that substantially all of the Company’s credit card receivables had been sold in securitization transactions as of June 30, 2004; this reconciliation requires the removal of all but $96.8 million of the managed receivables data from the Company’s books and records to yield only $96.8 million of loan and fee receivables and associated statistics under GAAP, coupled with the recording under GAAP of the Company’s retained interests in various securitization structures.

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Further details regarding CompuCredit’s second quarter financial performance will be discussed during management’s conference call on Wednesday, August 4, 2004 at 8:00 a.m., Eastern Time.  The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com.  A replay of the conference call also will be available on the web site.

CompuCredit Corporation uses analytical techniques that allow it to provide credit and other complementary services and products to consumers it believes to be underserved by traditional grantors of credit. Credit cards marketed by CompuCredit generally are issued by Columbus Bank and Trust Company under an agreement with CompuCredit. For more information about CompuCredit, visit www.CompuCredit.com.

CompuCredit Corporation (CCRT)

Financial and Statistical Summary

(Unaudited)(1)

	At or For the Three Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003
	(In thousands, except per share data)

Common Share Statistics
EPS — Basic	$0.29	$0.36	$0.43
EPS — Diluted	$0.28	$0.36	$0.42
Book Value Per Common Share Outstanding (period end) (2)	$11.93	$11.77	$9.87
Stock Price Per Share (period end)	$17.30	$21.14	$12.14
Total Market Capitalization (period end)	$797,461	$995,525	$568,201
Shares Outstanding (period end)	46,096	47,092	46,804
Weighted Average Shares O/S — Basic	51,548	51,726	51,116
Weighted Average Shares O/S — Diluted	52,389	52,681	51,608

Average Managed Receivables Statistics (3)
Average Managed Receivables	$2,007,406	$2,219,537	$2,359,513
Average Shareholders’ Equity	$607,827	$589,632	$487,452
Net Interest Margin	20.2%	19.9%	18.4%
Return on Average Managed Receivables	3.0%	3.4%	3.7%
Return on Average Equity (ROE)	9.8%	12.7%	17.9%
Net Charge-Off Rate	14.8%	15.7%	20.9%
Adjusted Charge-Off Rate	8.8%	8.2%	11.0%
Adjusted Charge-Offs	$44,329	$45,294	$64,744
Risk Adjusted Margin	22.7%	20.9%	14.5%
Operating Ratio	11.3%	10.0%	8.5%
Other Income ratio	11.1%	8.9%	7.3%

Period-End Selected Credit Card Data (3)
Total Managed Receivables	$1,959,811	$2,090,644	$2,242,542
Delinquency Rate (60+ days)	9.6%	10.5%	10.5%
Number of Accounts	2,222	2,276	2,707
Shareholders’ Equity	$608,144	$610,849	$502,767
Equity to Managed Receivables Ratio	31.0%	29.2%	22.4%

(1) Certain prior period amounts in this and other tables included within this release bear the effects of reclassifications to conform to current period presentation.

(2) Assumes preferred shares are converted into common shares as of end of each period.

(3) Excludes receivables acquired at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2004	December 31, 2003
	(Unaudited)
	(Dollars in thousands)

Assets
Cash and cash equivalents	$49,556	$110,605
Restricted cash	10,154	11,921
Retained interests in credit card receivables securitized	491,528	538,961
Amounts due from securitization	16,790	4,199
Loans and fees receivable, net	61,341	16,271
Deferred costs, net	35,971	7,750
Software, furniture, fixtures and equipment, net	25,790	24,307
Investment in equity- method investee	6,140	6,577
Investments in previously charged off receivables	16,691	13,960
Investments in debt securities	19,694	15,007
Intangibles	6,437	—
Goodwill	83,133	—
Prepaid expenses and other assets	18,644	11,797
Total assets	$841,869	$761,355

Liabilities
Accounts payable and accrued expenses	$32,312	$26,436
Notes payable	56,898	1,945
Deferred revenue	7,674	9,895
Income tax liability	78,721	96,491
Total liabilities	175,605	134,767

Minority interest	58,120	52,575

Shareholders’ equity
Preferred stock, no par value, 10,000,000 shares authorized:
Series A preferred stock, 25,000 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	31,358	29,816
Series B preferred stock, 10,000 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	12,797	12,181
Common stock, no par value, 150,000,000 shares authorized; 47,992,042 and 47,885,506 issued at June 30, 2004 and December 31, 2003, respectively	—	—
Additional paid-in capital	252,995	250,943
Treasury stock, at cost, 1,896,500 and 872,900 shares at June 30, 2004 and December 31, 2003, respectively	(22,760)	(4,586)
Deferred compensation	(468)	(593)
Warrants	16,498	—
Retained earnings	317,724	286,252
Total shareholders’ equity	608,144	574,013
Total liabilities and shareholders’ equity	$841,869	$761,355

CompuCredit Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(Dollars in thousands, except per share data)

Interest income (1)	$11,492	$7,705	$1,577	$19,197	$2,786
Interest expense	(680)	(91)	(2,981)	(771)	(6,279)
Provision for loan losses	(14,885)	(9,115)	(98)	(24,000)	(98)
Net interest expense after provision for loan losses	(4,073)	(1,501)	(1,502)	(5,574)	(3,591)
Other operating income:
Income from retained interests in credit card receivables securitized	16,601	19,392	14,757	35,993	55,421
Servicing income	19,515	25,298	24,863	44,813	52,529
Fees and other income	64,573	56,264	39,259	120,837	67,263
Equity in (loss) income of equity-method investee	(223)	(214)	13,612	(437)	27,908
Total other operating income	100,466	100,740	92,491	201,206	203,121

Other operating expense:
Salaries and benefits	5,127	6,245	4,428	10,403	8,769
Card and loan servicing	36,874	37,018	37,447	74,861	79,851
Marketing and solicitation	9,030	5,699	2,827	14,729	4,414
Depreciation	3,959	3,993	3,905	7,952	7,770
Other (2)	10,857	9,915	8,685	20,772	17,224
Total other operating expense	65,847	62,870	57,292	128,717	118,028

Income before minority interest and income taxes	30,546	36,369	33,697	66,915	81,502
Minority interest	(6,754)	(6,293)	—	(13,047)	—
Income before income taxes	23,792	30,076	33,697	53,868	81,502
Income taxes	(8,941)	(11,288)	(11,927)	(20,229)	(29,137)
Net income	$14,851	$18,788	$21,770	$33,639	$52,365
Net income attributable to common shareholders	$13,754	$17,718	$20,664	$31,472	$50,151
Average shares outstanding -basic	51,548	51,726	51,116	51,648	51,032
Average shares outstanding -diluted	52,389	52,681	51,608	52,541	51,358
Income per share – basic	$0.29	$0.36	$0.43	$0.65	$1.03
Income per share – diluted	$0.28	$0.36	$0.42	$0.64	$1.02

(1) Interest income includes:

(a)          $267, $248, $0, $515 and $0 (in thousands) for the respective periods related to our minority interest partner’s share of interest income.

(b)          $9,551, $6,030, $0, $15,581, and $0 (in thousands) for the respective periods related to interest earned on unsecuritized credit card receivables, the interest on which is reflected in the Company’s net interest margin calculation and the receivables of which are reflected in the Company’s average managed receivables balances.

(2) Other operating expense includes ancillary product expenses of $239, $298, $507, $537 and $1,190 (in thousands) for the respective periods.